CONSULTING AGREEMENT

THIS AGREEMENT, made, entered into this 28th day of September, 2004(the "Effective Date"), by and between Scott Mac Caughern, an individual (hereinafter referred to as "Consultant"), and Conspiracy Entertainment Holdings, a Utah corporation with its principal place of business at 612 Santa Monica Blvd. Santa Monica, CA 90401 (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

      WHEREAS, Consultant will provide valuable services to the Corporation in the area of investor and public relations and the Corporation realizes that Consultant will provide valuable services to the Corporation and it would be desirable to retain Consultant's services under a consulting agreement;

      WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that he shall not be required to devote his full time to the business of the Corporation and shall be free to pursue other personal and business interests; and

      NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. CONSULTING ARRANGEMENT. The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's business throughout the United States and world wide ("Consulting Arrangement"). Said consulting services shall include, but not be limited to, those services described in Schedule A, which is attached hereto and incorporated herein.

2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor. Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. SERVICES ANDCOMPENSATION FOR THE CONSULTING ARRANGEMENT.

      A. Consultant agrees to perform for the Corporation the services described in Schedule A, which is attached hereto and incorporated herein.

      B. In consideration for the services performed, the Corporation agrees to pay Consultant the compensation set forth in Schedule A.

      C. Consultant agrees that it will from time to time during the term of this Agreement, or any extension thereof, keep the Company advised as to the Consultant's progress in performing the services hereunder.

4. TERM OF CONSULTING ARRANGEMENT. The Consulting Arrangement shall begin effective as of the Effective Date and shall continue for a period of nine months from the Effective Date (the "Consulting Period").

5. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  (a) if to the  Corporation,  to it at:    with a copy to:

                  612 Santa Monica Blvd.
                  Santa Monica, CA   90401
                  310  260-6150

                  (b) if to Consultant, to it at:           with a copy to:

                  28715 Los Alisos
                  Suite 316
                  Mission Viejo, CA  92692
                  949  635-0647

6. BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

7. ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

8. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

9. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

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

10. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of California, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of California shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

      IN WITNESS WHEREOF, Consultant has hereunto put her hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.


                                         CONSULTANT:

                                         /S/ SCOTT MAC CAUGHERN
                                         -----------------------------
                                         Scott Mac Caughern


                                         CORPORATION:

                                         By: /S/ SIRUS AHMADI
                                             -------------------------
                                             President


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

                                   SCHEDULE A

SERVICES OF CONSULTANT

During the Consulting Period, Consultant shall assist the Corporation in general corporate activities including but not limited to:

      (a) Assisting the Corporation in developing a marketing plan for the expansion of the Corporation's business in the United States and Europe;

      (b) Introduce the Corporation to potential strategic partners in the United States and Europe for the purpose of entering into joint venture, licensee or distributor relationships.

      (c)   Merger and acquisition advisory services

      (d) Assist in Investment Banking services such as raising capital and developing market support such as getting additional market makers to represent the company on the OTC Bulletin Board through our Investor Relations/ Public Relations programs.

      (e) Create a research report (Corporate Profile) done by an independent research firm; and

      (f)   Create Company awareness.

COMPENSATION

Consultant shall receive $ 47,500.00 upon signing of this Agreement.

Consultant shall receive 625,000 restricted shares of common stock ($ 50,000.00 divided by $.08per share) upon signing of this Agreement

Consultant shall receive common stock purchase warrants to purchase 625,000 restricted shares of common stock ($50,000.00 divided by $.08 per share) exercisable at $.20 per share, upon signing of this Agreement, which such warrants are exercisable on a cashless basis; provided, however, in the event that the corporation shall have an effective Registration Statement registering such shares underlying the common stock purchase warrants, the warrants shall be exercisable only on a cash basis.

Consultant shall receive common stock purchase warrants to purchase 625,000 restricted shares of common stock ($50,000.00 divided by $.08 per share) exercisable at $.40 per share, upon signing of this Agreement., which such warrants are exercisable on a cashless basis; provided, however, in the event that the corporation shall have an effective Registration Statement registering such shares underlying the common stock purchase warrants, the warrants shall be exercisable only on a cash basis.


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

COMPANY OBLIGATIONS

1. Corporation agrees to assist Consultant, as requested, in the preparation of the corporate profile report.

2. Corporation will, if requested, provide or arrange to be provided to Consultant or its designee, suitable accounting information as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on the companies.

3. Corporation agrees to provide Consultant with certain business and other material information about the Company, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which Consultant may request and which Consultant considers to be important for the completion of this contract.

4. Corporation agrees, during the term of this agreement, to notify Consultant of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

5. Corporation will provide weekly DTC sheets showing the daily trading of stock to Consultant.

6.    Corporation will provide the NOBO list to Consultant monthly.